Exhibit 99.1

Source: Abri SPAC I, Inc.

November 02, 2023 16:55 ET

Abri SPAC I, Inc. Announces Completion of Business Combination

Shares will begin trading on the Nasdaq Global Market under the ticker “CAUD” on November 3, 2023

NEW YORK, Nov. 02, 2023 (GLOBE NEWSWIRE) -- Abri SPAC I, Inc. (Nasdaq: ASPA, ASPAW, ASPAU, “Abri”), a special purpose acquisition company (“SPAC”), today announced the closing of its previously announced business combination (the “Merger”) with DLQ, Inc., a provider of e-commerce and digital customer acquisition solutions for digital advertising, and a subsidiary of Logiq, Inc (OTCQX: LGIQ). The common stock of the combined company, which will operate as “Collective Audience, Inc.” (“Collective Audience”), is expected to commence trading on Nasdaq Global Market under the ticker symbol “CAUD” on November 3, 2023. Upon closing of the Merger, the previously-trading units of Abri ceased to trade and were separated into their component parts. Chardan Capital Markets served as the financial advisor to Abri in the transaction.

After the closing, the combined company will be led by Mr. Brent Suen and will be supported by an experienced 5-member board. “The ability to list upon a senior stock exchange with a streamlined capital structure and enhanced financial profile was well worth the extended timeline to close the merger,” said Mr. Brent Suen, CEO of DLQ, Inc.

Jeffrey Tirman, CEO and Chairman of Abri stated: “We are very pleased to finalize our merger with Collective Audience Inc. We believe that their focus on cutting edge customer acquisition and digital outreach is the future for high value-add targeted digital marketing.”

About Abri SPAC I, Inc.

Abri is a blank check company formed for the purpose of effecting a business combination with one or more businesses. Although there was no restriction or limitation on what industry or geographic region its targets operated in, Abri pursued prospective targets that provide technological innovation in a range of traditionally managed industries with particular emphasis on the financial services industry.

About DLQ-Collective Audience

DLQ, Inc. is a U.S.-based provider of e-commerce and digital customer acquisition solutions by simplifying digital advertising. It provides data-driven, end-to-end marketing through its results solution or providing software to access data by activating campaigns across multiple channels.

The Company’s digital marketing business includes a holistic, self-serve ad-tech platform. Its proprietary data-driven, AI-powered solutions allows brands and agencies to advertise across thousands of the world’s leading digital and connected TV publishers.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding Abri’s Merger with DLQ, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective managements of Abri and DLQ and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Abri or DLQ. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the combined company or the expected benefits of the Merger; failure to realize the anticipated benefits of the Merger; risk relating to the uncertainty of the projected financial information; the overall level of consumer demand for Collective Audience’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Collective Audience’s customers; Collective Audience’s ability to implement its business strategy; changes in governmental regulation, Collective Audience’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Collective Audience’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of Collective Audience’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on Collective Audience and its suppliers and customers; Collective Audience’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Collective Audience’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect Collective Audience’s financial results is included from time to time in Collective Audience’s public reports filed with the SEC. If any of these risks materialize or Collective Audience’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Collective Audience presently knows, or that Collective Audience currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Collective Audience’s expectations, plans or forecasts of future events and views as of the date of this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Collective Audience anticipates that subsequent events and developments will cause their assessments to change. However, while Collective Audience may elect to update these forward-looking statements at some point in the future, Collective Audience specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Collective Audience‘s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.